EXHIBIT 10(g)

Name: Dan Edinger                       Position: President, Telmark
--------------------------------------------------------------------

Incentive Plans For Period Beginning July 1, 2001
-------------------------------------------------

1.   Annual Incentive Plan for Fiscal 2002, Ending June 30, 2002

         EBT = $21.5M                                           10% Base Salary*
         Currency 96.5%                                         10% Base Salary*
         -----------------------------------------------------------------------
         Incentive for Meeting Both =                           25% Base Salary*

         EBT = $22.0M                                           20% Base Salary*
         Currency 97.0%                                         20% Base Salary*
         -----------------------------------------------------------------------
         Incentive for Meeting Both =                           50% Base Salary

         EBT = $22.5M                                           30% Base Salary*
         Currency 97.5%                                         30% Base Salary*
         -----------------------------------------------------------------------
         Incentive for Meeting Both =                           75% Base Salary*
                       (*Base Salary As of June 30, 2002)

         Definitions:
                  EBT Target                                    =        $22.0M
                  EBT Budget                                    =        $21.5M
                 *Total Portfolio Currency Target               =         97.0%
                 *Total Portfolio Currency Budget               =         97.0%
           (*Currency As Calculated in the Fiscal 2002 Telmark Budget)

2.   Three Year Incentive Plan for Period Ending 6/30/04

         Accumulative 3 Year EBT = $68.25M                      50% Base Salary*

         Accumulative 3 Year EBT = $70.25M                      75% Base Salary*

         Accumulative 3 year EBT = $72.25M                     100% Base Salary*
                       (*Base salary As of June 30, 2004)

         Definitions
                  Accumulative EBT Target                       =        $70.25M
                  Accumulative EBT Budget                       =        $68.25M

3. Consideration will be given for additional incentives as a result of one-time events that financially benefit Agway and occur during the term of the plans.

4.   Payout Provisions

          (a) If EBT and currency targets are met at different levels, the payout is the sum of the two individual payouts. Example: If annual plan results for EBT equals Target at $22.0M (20% Payout) and currency 96.5% (10% Payout), the total payout will be 30% of Base Salary.

          (b) All payouts will be in cash and paid from Telmark earnings. Payouts shall be made in a lump sum within 90 days after the end of the term of the respective incentive plan.

          (c) EBT will be calculated after the accrual of the expense for the incentive.

5.   Conditions

          (a) If the employee voluntarily terminates employment for good reason (as hereinafter defined) or if Agway terminates his employment without cause (as hereinafter defined) during the plan period, he will be eligible for a payout under both plans. The payout will be calculated on a pro-rated basis (using completed weeks of service during the incentive period) representative of the employee's period of active full time employment during the term of each such plan.

          (b) If the employee dies, retires (as hereinafter defined), or becomes permanently disabled to such a degree that he is prevented from performing the usual duties of his position, he (or his estate) will be eligible for a payout under both plans. The payout will be calculated on a pro-rated basis (using completed weeks of service during the incentive period) representative of the employee's period of active full time employment during the term of each such plan.

          (c) If there is a change of control (as defined in the Indemnification Agreement between Agway Inc. and the employee) during the plan period, the employee will be deemed fully vested in both the annual and long-term incentive plans. Fully vested means the payout will be fully earned without a reduction.

          (d) The payout for three events, 5(a), (b), and (c) above, will be calculated based upon target performance. Upon the occurrence of one of these three events (a), (b) or (c) the employee (or his estate) will also receive a payout equal to 100% of his base salary. Payout for these three events, 5(a), (b), and (c) above and payment of base salary shall be made in a lump sum within 90 days after the occurrence of the event.

          (e) If the employee voluntarily quits without good reason or if Agway terminates his employment for cause during an unexpired plan period, he will not be eligible for any part of any payout, payments or other compensation identified in this document for the applicable plan period.

          (f) Incentives earned under this plan are taken into account for purposes of Agway's employee benefit plan programs to the extent provided by the terms of those programs in effect at the time payments are made.

          (g) Under any of the events described in 5(a), (b) or (c) above, (i) the employee will be deemed on leave status in order to receive full employee benefits at active employee contribution rates for one year, and (ii) the employee will receive for one year following his termination executive level career transition assistance services by a firm selected by the employee and paid for by Agway.

In these incentive plans, "you" and "your" refer to and mean the employee.

For purposes of these incentive plans, "cause" means termination of your employment by Agway acting in good faith due to your (i) willful gross misconduct or gross negligence with respect to your responsibilities, including but not limited to misappropriating any funds or property of Agway, committing any act involving fraud, failing to perform in all material respects any duties reasonably required in the course of your employment (other than such failure resulting from your incapacity due to illness) after Agway has notified you and you have failed to correct such failure within 10 days of such notice, violating in any material respect any written policy of Agway or of your duty of loyalty owed to Agway, or acting in any way that is materially detrimental to the business reputation of Agway, (ii) conviction of, or a plea of guilty or no contest to, a felony or crime of moral turpitude, or (iii) willful repeated use of alcohol or drugs, or your untreated alcoholism or drug abuse, in each case impairing your ability to perform your executive responsibilities.

For purposes of these incentive plans, "good reason" means termination of employment by you acting in good faith due to any of the following occurring without your prior consent (i) any adverse change in your title or any change in your reporting relationship, (ii) any diminution in your responsibility or authority or the assignment to you of duties which are inconsistent with responsibilities normally performed by an executive at your level in similar businesses, (iii) any diminution in your compensation or benefits other than (a) a diminution in your compensation that is implemented in connection with an across the board reduction of executive salaries of the Company or (b) a modification or elimination of any benefit plan that affects other employees of Agway or other senior executives of Agway generally, (iv) the requirement that you relocate outside of the Syracuse, NY area, or (v) the requirement that you sign or be bound by a written noncompetition agreement.

For purposes of these incentive plans, "retire" means attaining the age of 59 1/2 and having at least 3 years of continuous active full-time employment with Agway immediately prior to the date of retirement.

For purposes of these incentive plans, "Base Salary" means the employee's annual salary at the time of the event or indicated determination date before bonuses or other incentives.

6.    Miscellaneous

          (a) The incentive plans are not a contract for continued employment and do not limit the right of Agway to terminate your employment. You are, and shall remain, an employee at will.

          (b) Annual incentive plans targeted at 50% of Base Salary and multi-year incentive plans targeted at 75% of Base Salary with substantially the same parameters for payment as set forth in Section 1 above will be initiated in each ensuing fiscal year.

          (c) All payments under the incentive plans are subject to income tax and employment tax withholding.